UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2008

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number

1-8962	Pinnacle West Capital Corporation (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0512431

1-4473	Arizona Public Service Company (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0011170
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
     This combined Form 8-K is separately filed by Pinnacle West Capital Corporation and Arizona Public Service Company. Each registrant is filing on its own behalf all of the information contained in this Form 8-K that relates to such registrant and, where required, its subsidiaries. Except as stated in the preceding sentence, neither registrant is filing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

Item 8.01. Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.1

Item 8.01. Other Events
2008 General Rate Case
     The financial schedules, testimony and other data contained in Arizona Public Service Company’s (“APS”) March 24, 2008 rate case filing (the “March Filing”) reflected a test year ended September 30, 2007. The Arizona Corporation Commission (“ACC”) staff requested that APS update the March Filing to reflect a test year ended December 31, 2007. Although APS concluded that the March Filing complied with applicable ACC test year requirements, to prevent further delays in processing the rate request, APS agreed to file the updated information on or before June 3, 2008. The ACC staff has agreed to complete its review of the updated information no later than 30 days after APS makes its revised submission. A copy of the ACC staff’s letter dated May 6, 2008 is attached as Exhibit 99.1. For additional information regarding the rate case, see the Pinnacle West Capital Corporation/APS Report on Form 8-K filed March 24, 2008.

Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit No.	Registrant(s)	Description

99.1	Pinnacle West Capital Corporation APS	Letter from the Director of the ACC’s Utilities Division to APS, dated May 6, 2008

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION (Registrant)
Dated: May 6, 2008	By:	/s/ Donald E. Brandt
Donald E. Brandt
President and Chief Operating Officer

ARIZONA PUBLIC SERVICE COMPANY (Registrant)
Dated: May 6, 2008	By:	/s/ Donald E. Brandt
Donald E. Brandt
President and Chief Executive Officer

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